☐                               [GRAPHIC APPEARS HERE]

Customer Service Office☐ THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA 3900 Burgess Place ☐ THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

Bethlehem, PA 18017 (Please check appropriate company. In this application, “the

Company” is the insurer checked above.)

APPLICATION FOR LIFE INSURANCE

Part 1

Please print (any changes must be initialed by the Owner and/or proposed insured)(Page 1 of 8)

SECTION A Proposed Insured Information

1. First Name MI Last Name

2. Previous Name (if changed in the last 5 years)

3. Social Security # 4. Sex ☐ Male ☐ Female

5. Date of Birth (mm/dd/yyyy) 6. Place of Birth

7. Are you a U.S. citizen? ☐ Yes ☐ No (If no, please complete Foreign Travel and Residence Questionnaire)

8. Marital Status:☐ Married☐ Single ☐ Divorced☐ Separated ☐ Widowed

9. Driver’s License Number Driver’s License State

(if none, provide a government photo ID number, issuer and expiration date in Remarks section)

10. Primary Residence (Do not use P.O. Box)

City State Zip

11. How long at this address?(If less than 2 years at current address, please provide prior address in Remarks section)

12. Home phone 13. E-mail address

14. Telephone Interview – if more information is needed, a representative may call you. Show the most convenient place and range of times for such a call weekdays between the hours of 9:00 a.m. and 9:00 p.m.

☐ Home ☐ Business ☐ Other – Phone Times

SECTION B Employment Information

1. Name of Employer

2. Street Address

City State Zip

3. Business Phone 4. Business Web Site

5. Occupation 6. Job Title

7. Nature of Business

8. How many years employed? (If less than 2 years please furnish information on previous employer in Remarks section, including name and address of previous employer, occupation, nature of business and job title.)

(Page 2 of 8)

SECTION C Owner Information

(Complete only if the proposed insured is NOT to be the policyowner)

1. Owner: ☐ Individual ☐ Trust ☐ Business Entity ☐ Charity

2. Owner name (First, MI, Last) or name of trust, business entity or charity: ______

3. Social Security No./Tax ID No. ______ 4. Relationship to proposed insured ______

5. Full Address *(Do not use P. O. Box)* ______

6. Telephone Number ______ 7. Owner's E-Mail Address ______

If Owner is an individual, please answer Questions 8 and 9

8. Date of Birth (mm/dd/yyyy) ______ 9. Driver's License No. and State ______
(If none, provide a government photo ID number, issuer and expiration date in Remarks section)

10. If the Owner is an individual, is he/she a U.S. citizen? If Owner is a Trust, Business Entity, or Charity, is such entity established or organized under the laws of a state of the U.S.? ☐ Yes ☐ No *(If no, provide details in Remarks)*

11. Complete if Policy is Trust Owned *(also, complete either Trust Certification form or provide copy of trust agreement)*:

Date of Trust ______

Complete Names of Authorized Trustees ______

SECTION D Change of Ownership

1. Is there an intention that any group of investors will obtain any right, title, or interest in any policy issued on the life of the proposed insured as a result of this application? ☐ Yes ☐ No

2. Will you (the owner/applicant) borrow money to pay the premiums for this policy or have someone else pay these premiums in return for an assignment of policy values back to them? ☐ Yes ☐ No
(If Yes to either of these questions, please complete Statement of Owner Intent form)

SECTION E Beneficiary Information

If you indicate shares, please ensure that the % for all the beneficiaries in each type (primary, contingent, tertiary) total 100%. Please use whole numbers only. If you do not indicate shares, all Primary Beneficiaries who survive the Insured shall share equally. If no Primary Beneficiary survives the Insured, benefits will be paid in equal shares to the Contingent Beneficiaries, etc., who survive the Insured.

Name (First, MI, Last)	Date of Birth	Soc. Sec. No.	Relationship to Insured	Share (enter %)	Beneficiary Type *(see key)*
					☐ P ☐ S ☐ T
					☐ P ☐ S ☐ T
					☐ P ☐ S ☐ T
					☐ P ☐ S ☐ T
					☐ P ☐ S ☐ T
					☐ P ☐ S ☐ T

Key: P = Primary Beneficiary; S = Secondary Beneficiary; T = Tertiary Beneficiary

SECTION F Purpose of Insurance

Please describe the purpose of the proposed insurance *(check one or more of the following, or describe in "Other")*:

☐ Buy-Sell ☐ Key Person ☐ Executive Bonus ☐ Deferred Compensation ☐ Split Dollar ☐ Collateral for Debt ☐ Charitable Planning ☐ Estate Planning ☐ Wealth Accumulation ☐ Family Income ☐ Retirement ☐ Education ☐ Mortgage ☐ Other ______

L-AP-2011

(Page 3 of 8)

SECTION G Proposed Insurance

1. Plan of Insurance 2. Base Policy Face Amount $

3. Riders

Whole Life (Note: Option Q and R riders are elected in the Dividends Section)

☐ Waiver of Premium (WP)☐ Accelerated Benefit Rider (EABR) (please complete required disclosure form)

☐ Scheduled/Unscheduled Paid-Up Additions (PUA) Rider ☐ Unscheduled Only Paid-Up Additions (PUA) Rider

➢ If a Scheduled PUA Payment is desired, indicate annual amount $

➢ If an Initial PUA Payment is to be made, indicate amount (not including first Scheduled payment) $

➢ If Waiver of Specified Amount benefit is requested, indicate annual Specified Amount $

☐ Guaranteed Purchase Option (GIO) select one: ☐ Regular GIO☐ Limited GIO☐ L10 GIO (for L10 plan only)

Indicate GIO Option Amount: $

☐ Accidental Death Benefit (ADB) Indicate ADB Face Amount: $

☐ 10 Year Annually Renewable Term Term Amount: $

☐ Select Security Rider☐ Exchange of Insureds

☐ DuoGuard (List names & amounts for Designated Lives. Complete a separate application for each Designated Life.)

Term

☐ Waiver of Premium ☐ Waiver Plus (for Level Term only)☐ Initial Period Waiver of Premium (For LifeSpan only)

☐ Extended Conversion Rider☐ Whole Life Purchase Option Option Amount $

☐ Accidental Death Benefit (ADB) ADB Face Amount: $

Universal Life and Variable Life Riders

☐ Additional Sum Insured (Do NOT include this amount in Base Face Amount shown above) $

☐ Secondary Guarantee Coverage Rider☐ Alternate Net Cash Surrender Value Benefit

☐ Accelerated Benefit Rider (EABR) (please complete required disclosure form)

☐ Waiver of Monthly Deductions

☐ Disability Benefit Rider (Waiver of Specified Amount) Indicate Monthly Specified Amount: $

☐ Guaranteed Insurability Option (GIO/WLPO) Option Amount $

☐ Accidental Death Benefit (ADB) ADB Face Amount: $

☐ Select Security Rider☐ Exchange of Insureds

Riders for Survivorship Products (EstateGuard WL, SUL, etc.)

☐ Survivorship Waiver of Premium (Death Waiver) (available on one or both of the base policy insureds)

☐ (1st Insured)            ☐ (2nd Insured)

☐ Policy Split Option *☐ Four Year Term Rider for SUL (on both insureds) Term Amount: $

☐ Single Life Term/RTR 85 (available on one or both of the base policy insureds)

☐ (1st Insured)             $ ☐ (2nd Insured) $

☐ Second to Die DuoGuard (List names & amounts for Designated Lives. Complete a separate application for each Designated Life.)

☐ First To Die DuoGuard (available on one or both of the base policy insureds)

☐ (1st Insured)             $☐ (2nd Insured) $

* Note the Policy Split Option rider will automatically be included for EstateGuard SUL and SUL-SG products, if the policy is eligible for such rider. The rider is not automatically included on EstateGuard WL policies and should be elected, if desired.

Other Riders

☐ Other             $         ☐ Other             $

(Page 4 of 8)

SECTION H Premiums

1. Mode

☐ Annual ☐ Semiannual☐ Quarterly☐ Monthly (list bill only – this may not be available for all products)

☐ Guard-O-Matic (complete the appropriate Request Form)

☐ New Service☐ Add to my existing service Existing Policy Number

☐ Other

2. Who is to pay premiums?

3. Send premium notices to:

☐ Residence ☐ Business ☐ Owner’s address☐ Other

☐ List Bill

☐ New – Billing Name             Common billing date

☐ Existing account #

4. Automatic Premium Loan (if available) ☐ Yes ☐ No (if left blank, default will be Yes)

5. Complete for VUL/UL policies:

Initial Premium $             Planned Premium (at the mode indicated above) $

6. Prepayment of Premium

☐ No money is being submitted with this application.

☐ Money is being submitted with this application, in the amount of $            . By signing this application, agent is attesting that the above amount of money was collected, that the Conditional Temporary Coverage Agreement and Receipt was provided to the client and that the conditions for providing such Receipt were met. By signing this application, applicant is attesting that the 3 medical questions asked in the Conditional Temporary Coverage Agreement and Receipt form were all answered “NO”, and that the applicant has received the Receipt form and agrees to its terms.

SECTION I Dividends (for participating policies only)

If you apply for a participating life insurance policy, and do not elect a dividend option, the following default options will apply: for Whole Life policies, Option D; for Term policies, Option C, for Universal Life policies, any dividend paid will be used to increase the unloaned policy account value. Note that for Term and Universal Life policies, we do not expect to ever pay a dividend. For any participating product, dividends are never guaranteed.

☐ A- Paid in cash

☐ B- Reduce premiums

☐ C- Left at interest (Complete W-9 form if elected)

☐ D- Paid-Up Additional Insurance

☐ F- Term Insurance face amount not in excess of cash value/Balance to purchase paid-up additional insurance

☐ G-Term Insurance face amount not in excess of cash value/Balance to reduce premium

☐ L- Term insurance face amount not in excess of 2X face amount of basic policy/Balance to purchase paid-up additional insurance

☐ P- Term Insurance face amount not in excess of 2X face amount of basic policy/Balance to reduce premium

☐ Q- One Year Term Insurance not to exceed Target Face Amount* of $

☐ R- One Year Term Insurance with Increasing Target Face Amount* Initial Target $

☐ Level Increases %       ☐ Compound Increases %

☐ S- Premium Offset – (available only if a PUA rider is requested. Premiums to be offset at the end of the first policy year by use of PUA rider additions and future dividends) ☐ with Target Face Amount* not to exceed $

☐ U- Loan Repayment/Balance to Paid-up Additions

☐ Other

* Do not include the base policy face amount in the Target Face Amount.

SECTION J Additional Information for VUL/UL Policies

1. Death Benefit Option (Note, not all options may be available with all policies)

☐ Option 1 ☐ Option 2 ☐ Option 3☐ Other

2. Section 7702 Test (Note, the choice of 7702 Test may not apply to all policies)

Section 7702 of the Internal Revenue Code defines Life Insurance and specifies the rules under which the growth of life insurance policy cash values is excludible from gross income. If the plan being applied for provides a choice of test under 7702 to qualify the policy as life insurance, please check one of the tests shown below. Once a test is elected, it cannot be changed. If there is a choice of Test and none is elected, the Guideline Premium Test will be used. ☐ Guideline Premium Test ☐ Cash Value Accumulation Test

(Page 5 of 8)

SECTION K Financial Information

1. Is the applied for policy in accordance with your insurance objectives and your anticipated financial needs? ☐ Yes ☐ No

2. Do you believe you have the financial ability to continue making premium payments on this policy? ☐ Yes ☐ No

3. Have you ever filed for personal or business bankruptcy? ☐ Yes ☐ No (If yes, give full details and date of discharge in Remarks section.)

4. Personal Finances (If this policy is business owned, please also complete the Business Finances section below.)

Proposed Insured Owner (if other than insured)

Total Assets $ $

Total Liabilities $ $

Net Worth $ $

Earned Income (Prior Year) $ $

Unearned Income (if over $10,000) $ $

Business Finances (Complete only if policy is business owned)

5. Type of Business (Check One): ☐ Limited Liability Co. ☐ Sole Proprietor ☐ Partnership ☐ S Corp

☐ C Corp ☐ Other

6. Total Assets $             7. Total Liabilities $             8. Net Worth $

9. Net Profit After Taxes for past Two Years: Last Year $ Previous Year $

10. How long has the business been established?

11. What is the nature of the business?

12. What percentage of the business is owned by the proposed insured?

13. Is there business insurance applied for or in force on other key members of this firm?☐ Yes ☐ No

If “yes”, please provide details:

SECTION H Proposed Insurance=

SECTION L Insurance History

1. Please list below all existing life insurance policies in force on the proposed insured. If none, check here ☐

Name of Company Type (e.g. individual or group) Year Issued Total Amount Who Owns the Policy? Has WP Rider? Has ADB

Rider?

☐☐

☐☐

☐☐

☐☐

☐☐

2. Has the proposed insured ever had life, disability, accident or medical insurance declined, postponed, modified, rated, cancelled or withdrawn a pending application, or had a renewal or reinstatement refused? ☐ Yes ☐ No (if yes, provide full details in Remarks)

3. Are any other life, disability or accident insurance products currently being applied for on the life of the insured, or is there any plan to do so in the near future? ☐ Yes ☐ No (If “Yes”, in the Remarks section, please include amount and company applied with, and whether this other insurance will be in addition to or in lieu of insurance with Guardian/GIAC.)

(Page 6 of 8)

SECTION M Replacement

1. As a result of the proposed purchase of life insurance, have you (the Owner) done any of the following, or are you considering doing any of the following to any existing life insurance policy or annuity contract that you own:

   (a) Lapse, partial lapse, surrender, forfeit, assignment to an insurer, or termination of existing insurance? ☐ Yes ☐ No

   (b) Taking loans, withdrawals, or any other use of funds from your existing insurance (including a stoppage or reduction in premium payments) to pay the premiums on the new life insurance policy? ☐ Yes ☐ No

   IMPORTANT: If "Yes" to either of these questions, please complete the appropriate state replacement form(s). In addition, you must fully complete the information below for all policies for which you answered yes.

Policy Number	Issuing Company	Name of Insured

SECTION N Personal History of the Proposed Insured

(These questions apply to the Proposed Insured. If "Yes" to Question 1, 3, 4 or 5, provide details in Remarks section.)

		Yes	No
1.	Do you intend to change your occupation?..........	☐	☐
2.	Do you intend to reside outside of the U.S.? *(If Yes, complete Foreign Travel and Residence Questionnaire)*..........	☐	☐
3.	Do you intend to travel outside of the U.S.?..........	☐	☐
4.	Have you ever had your driver's license suspended or revoked, or been convicted of DUI or DWI, or within the past five years, have you been charged with and/or convicted of any motor vehicle moving violations? *(If yes, details must include date of violation, description of violation and penalty.)*	☐	☐
5.	Within the last 10 years, have you been convicted of, or pled guilty or no contest to, a felony, or is such a charge pending against you?..........	☐	☐
6.	Within the last 3 years have you flown as a licensed pilot, student pilot, or crew member in any type of aircraft, or do you intend to do so in the future? (If *yes, complete Aviation Supplement.)*	☐	☐
7.	Within the past 3 years, have you participated in, or do you intend to participate in, any of the following activities: mountain climbing, rock climbing, scuba diving, hang gliding, parachuting, skydiving; or motor vehicle racing?.......... (If *yes, complete Avocation Supplement.)*	☐	☐
8.	Are you, or do you intend to become, a member of the armed forces, including the Reserves, or are you on alert? *(If yes, please complete Military Status Questionnaire)*	☐	☐
9.	Have you ever used tobacco or any other nicotine product such as cigarettes, cigars, pipe, chewing tobacco, snuff, nicotine gum, nicotine patch, or electronic nicotine delivery device? If yes, please complete chart below..........	☐	☐

Product Type(s)	Date Last Used	Frequency of Use

L-AP-2011

(Page 7 of 8)

SECTION O Alternate/Additional Life Policy

Owner: If the “Alternate Policy” box is checked below, you are indicating that you are applying for either the policy applied for in Section G or the policy indicated below. You do not intend to have both policies issued. If the “Additional Policy” box is checked, you are indicating that you are applying for both the policy shown in Section G and the policy indicated below. The total amount of insurance you are applying for is the sum of both policies.

Please indicate: ☐ Alternate Policy ☐ Additional Policy

Plan of Insurance:             Face Amount:

Details (Riders, Benefits, Dividend Option, etc.):

SECTION P Illustration

This section does not need to be completed if (a) the policy applied for is variable life insurance; (b) a signed illustration is not required by law for the policy applied for; or (c) the applicant has signed an illustration that matches the policy as applied for. Note that for most of our life insurance products, the applicant should be receiving and signing a sales illustration.

Agent’s Certification (Check One)

☐ No illustration was used in the sale of this life insurance policy.

☐ An illustration was used in the sale of life insurance, but the illustration used does not match the policy applied for herein.

☐ A computer screen illustration was used in the sale that which complied with state requirements for which no hard copy was furnished to the applicant.

My signature on this application certifies that I will provide the applicant with an illustration conforming to the policy as issued, no later than the time the policy is delivered.

Applicant’s Certification

My signature on this application is my acknowledgement that (a) I have not received a sales illustration that conforms to the life insurance policy I have applied for, and (b) I understand that a sales illustration conforming to the policy as issued will be provided by the Company no later than at the time the policy is delivered.

SECTION Q Remarks Section

SECTION R Amendments or Corrections (For Home Office Or Customer Service Office Use Only)

Representations of the Proposed Insured and Owner

(Page 8 of 8)

Those parties who sign below, agree that:

1. This application, (Part 1, Part 2, the Authorization, any amendments to the application, and any required supplements or questionnaires) will form the basis for, and will be attached to and become a part of, any policy issued. That all of the statements that are part of the application are correctly recorded, and are complete and true to the best of the knowledge and belief of those persons who made them. Any misrepresentation or omission, if found to be material, may adversely affect acceptance of the risk, claims payment or may cause the Company to seek rescission of any policy that is issued based on this application.

2. No agent, broker or medical examiner has any right to accept risks, make or change contracts, or to waive or modify any of the Company’s rights or requirements. No information acquired by any Representative of the Company shall bind the Company unless it shall have been set out in writing in this application.

3. For any policy that will be issued, the policy date is the date from which premiums are calculated and become due. The effective date is the date the policy is delivered and accepted by the owner, and the first premium is paid. Except as provided in the Conditional Temporary Coverage and Receipt (if an advance payment has been made and such Receipt has been issued and its terms complied with) coverage does not begin until the effective date assuming the first premium is paid during the lifetime of, and prior to any change in the health, of the Proposed Insured.

4. Changes or corrections made by the Company and noted in the “Amendments or Corrections” section are ratified by the Owner upon acceptance of a policy containing this application with the noted changes or corrections. Amendments as to plan, amount, classification, age at issue, or benefits, will be made only with the Owner’s written consent.

5. By paying premiums on a basis more frequently than annually, the total premium payable during one year’s time will be greater than if the premium were paid annually. That is, the cost of paying annualized periodic premiums will be more than the cost of paying one annual premium.

6. Unless the policy applied for is a Level Term policy, a variable life policy, or GIAC’s Universal Life Secondary Guarantee products, a sales illustration is required. If no illustration was given at the time of application, the producer has explained why in Section P of this application. The owner understands that an illustration will be provided no later than at time of policy delivery.

7.☐ Check here if backdating to save age is being requested. Note that a request to backdate to save age can only be honored if permitted by state law. If not backdating to save age, but a specific policy date is being requested, please enter date here:

Any person who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and may also be subject to civil penalties.

Signed by Owner at: on

City and State mm/dd/yyyy

X X

Signature of Proposed Insured (or Parent/Guardian if Insured under age 18) Signature of Applicant/Owner if Other than Proposed Insured

X

Date of Signature for Proposed Insured (mm/dd/yy) Signature of Additional Owner

X

Witness (for applications taken by mail – should not be beneficiary)

☐ Check here if this application was sent to the Proposed Insured for signature by mail. If so, the signature of the agent does not attest to the signature of the Proposed Insured.

☐ Check here if this application was taken in the presence of the Proposed Insured. I certify that I have taken this application in the presence of the Proposed Insured, and that I have truly and accurately recorded on this application the information supplied by the Proposed Insured.

X

Signature of Licensed Agent License Number(s)

Agent’s Name State(s) where licensed